                                                                   EXHIBIT 10.83


                                MASTER AGREEMENT

                                     BETWEEN

                MATSUSHITA KOTOBUKI ELECTRONICS INDUSTRIES, LTD.,

                                       AND

                               MAXTOR CORPORATION









           Confidential treatment requested. Confidential information in this agreement have been omitted and filed separately with the
                      Securities and Exchange Commission.



                                TABLE OF CONTENTS

                                MASTER AGREEMENT
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
1.      Roles............................................................................  1
        1.1    Maxtor....................................................................  1
        1.2    MKE.......................................................................  2
        1.3    Cooperative Roles ........................................................  2
        1.4    Regular Meetings                                                            2

2.      Definitions .....................................................................  3
        2.1    "Components" .............................................................  3
        2.2    "Confidential Information" ...............................................  3
        2.3    "Development Costs" ......................................................  3
        2.4    "Exclusive" ..............................................................  3
        2.5    "Manufacturing Costs" ....................................................  3
        2.6    "MEI" ....................................................................  3
        2.7    "Products" ...............................................................  3
        2.8    "Maxtor" .................................................................  4
        2.9    "MKE" ....................................................................  4
        2.10   "Technical Information" ..................................................  4

3.      Marketing Rights ................................................................  4
        3.1    Maxtor Rights ............................................................  4
        3.2    Marketing Decisions ......................................................  5
        3.3    Product Components .......................................................  5
        3.4    MKE Cooperation ..........................................................  5

4.      Manufacturing Rights ............................................................  5
        4.1    MKE Rights ...............................................................  5
        4.2    Manufacturing Decisions ..................................................  6
        4.3    Maxtor Manufacturing .....................................................  7
        4.4    Non-Competitive Products .................................................  7

5.      Development And Manufacturing Costs .............................................  8
        5.1    Development Costs ........................................................  8
        5.2    Manufacturing Costs ......................................................  8

6.      Excluded Products; Product Development ..........................................  8
        6.1    Excluded Products ........................................................  8
        6.2    Development ..............................................................  8
        6.3    Design Convergence .......................................................  9
        6.4    Development of New HDD Technology and Products ...........................  9
        6.5    Product Changes ..........................................................  9

7.      Components ...................................................................... 10
        7.1    Component Integration .................................................... 10
        7.2    Component Purchases ...................................................... 10




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                                TABLE OF CONTENTS

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                                                                                          Page
                                                                                          ----
8.      Technical Cooperation ..........................................................  10

9.      Proprietary Rights .............................................................  11
        9.1    Existing Technology .....................................................  11
               (a)    Ownership ........................................................  11
               (b)    License ..........................................................  11
        9.2    Developed Technology ....................................................  11
               (a)    Product Designs ..................................................  11
                      (i)    Ownership .................................................  11
                      (ii)   License ...................................................  11
               (b)    Manufacturing Processes. .........................................  12
                      (i)    Ownership .................................................  12
                      (ii)   License. ..................................................  12
        9.3    Patent Protection .......................................................  12
        9.4    Patent Rights ...........................................................  12
        9.5    Trademarks ..............................................................  13
        9.6    Patent Contributions. ...................................................  13

10.     Confidentiality ................................................................  13
        10.1   Confidentiality .........................................................  13
        10.2   Restrictions ............................................................  13

11.     Patent Indemnification .........................................................  14

12.     Purchase agreement .............................................................  15
        12.1   Purpose ................................................................   15

13.     Term And Termination ..........................................................   16
        13.1   Term ....................................................................  16
        13.2   Interim Review Prior to Scheduled Termination ...........................  16
        13.3   Termination. ............................................................  16
        13.4   Rights Upon Termination .................................................  17

14.     Arbitration ....................................................................  17

15.     Governmental Consents ..........................................................  18
        15.1   U.S. Requirements .......................................................  18
        15.2   Japan Requirements ......................................................  18
        15.3   Visas ...................................................................  18
        15.4   Compliance with Laws ....................................................  18

16.     Miscellaneous ..................................................................  18
        16.1   Nonassignability ........................................................  18
        16.2   Failure to Enforce ......................................................  19
        16.3   Governing Law ...........................................................  19
        16.4   Severability ............................................................  19
        16.5   Notices .................................................................  19





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                                TABLE OF CONTENTS

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
        16.6   Entire Agreement ........................................................  20
        16.7   Force Majeure ...........................................................  20
        16.8   Limitation of Liability .................................................  20
        16.9   MEI .....................................................................  20
        16.10  Binding .................................................................  20
        16.11  Agency. .................................................................  20
        16.12  Headings ................................................................  20
        16.13  Changes in Control ......................................................  21
        16.14  Bankruptcy Code .........................................................  21


   MASTER AGREEMENT BETWEEN MATSUSHITA KOTOBUKI ELECTRONICS INDUSTRIES, LTD.,
                             AND MAXTOR CORPORATION


        THIS MASTER AGREEMENT is made by and among MATSUSHITA KOTOBUKI ELECTRONICS INDUSTRIES, LTD., a Japanese corporation, and its subsidiaries (hereinafter collectively, "MKE"), listed in the attached schedule ("Schedule") which Schedule will be modified by MKE from time to time and MAXTOR CORPORATION, a Delaware corporation, and its subsidiaries (hereinafter collectively, "Maxtor"), listed in the attached schedule ("Schedule") which Schedule will be modified by Maxtor from time to time. This Agreement is entered into as of the 2nd day of April, 2001 (the "Effective Date").

                                    RECITALS:

        WHEREAS, Maxtor is a leader in designing, developing, manufacturing and marketing hard disk drive products for worldwide business and consumer markets and MKE is a leader in manufacturing hard disk drive products;

        WHEREAS, Quantum Corporation ("Quantum") and MKE have been partners in a manufacturing and marketing relationship since 1985 pursuant to which MKE has manufactured, and Quantum has marketed, hard disk drive products which Quantum has designed and developed. Quantum and MKE entered into Amended and Restated Master Agreement ("Previous Master Agreement") on April 30, 1997 setting forth the terms of such manufacturing and marketing relationship;

        WHEREAS, Maxtor and Quantum HDD have agreed to merge, and Maxtor will take over certain of the assets and liabilities of Quantum HDD;

        WHEREAS, Maxtor and MKE are desirous to establish a new relationship with respect for and maintain the partnership which has existed between MKE and Quantum over the past 16 years, and such mutual understanding were set forth in the "memo of understanding" by the parties dated October 2, 2000; and

        WHEREAS, MKE represents that the Previous Master Agreement is to be terminated upon execution of this Agreement as confirmed between MKE and Quantum.

                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the mutual covenants and promises in this Agreement, the parties agree as follows:

1.      ROLES.

        1.1 Maxtor. Subject to the terms and conditions of this Agreement, Maxtor shall have the responsibility for product development and design of the Products (as hereinafter defined) and completion of the prototype thereof. Except as expressly set forth herein, Maxtor shall have the Exclusive, worldwide right to market, offer to sell and sell the Products. Maxtor shall be responsible for the purchase and ownership of such facilities and capital equipment as Maxtor may determine to be necessary for Product manufacture at its facilities.

        1.2 MKE. Subject to the terms and conditions of this Agreement, MKE shall have the non-exclusive, worldwide right and responsibility to manufacture the Products designed by Maxtor and to be purchased by Maxtor under the terms and conditions hereof. MKE shall be responsible for the purchase and ownership of such facilities and capital equipment as MKE may determine to be necessary for Product manufacture at its facilities.

        1.3 Cooperative Roles. The parties will work together and maintain a successful working relationship for discussing and implementing operational details of the development, manufacture and supply of Products which were established with Quantum. The parties intend to continue this successful operational relationship. MKE and Maxtor intend that sound cooperation will result from the contributions of each party and this division of responsibilities. Both parties understand, however, that full cooperation is necessary to fully develop this business and achieve the potential opportunities in the future.

        1.4 Regular Meetings. MKE and Maxtor shall hold the following regular meetings, but not less than once each calendar quarter, at a location alternating between Japan and California:

                (i) Top Management Meeting

                    to discuss and confer regarding the following topics from a high level point of view:

                    (a) Market trend and marketing strategies

                    (b) Technology trend and technology strategies

                    (c) Manufacturing strategies, and

                    (d) Other critical issues relevant to long term business strategy

               (ii) Technology Review Meeting

                    to discuss the following issues in depth from a technical stand point:

                    (a) Technology roadmap

                    (b) Product roadmap, and

                    (c) Update on specific critical technology development

              (iii) Executive Meeting

                    to discuss the following long term (in the range of 2-3 years) business issues concretely and clarify the alignment of joint business:




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                    (a) Sales/Marketing strategies

                    (b) Product roadmap

                    (c) Manufacturing strategies (Products to be built at MKE and Maxtor, production volume allocation, manufacturing capacity planning, etc.)

                    (d) Purchasing strategies, and

                    (e) Various cost reduction ideas

2.      DEFINITIONS.

        The following terms, as used in this Agreement, shall have the meanings referenced below:

        2.1 "Components" shall mean parts and components specially designed by or for Maxtor which are included in a Product, including heads, disks and motors. The parties agree that any parts and components for hard disk drives developed by MKE and/or MEI or any other third party which do not (i) utilize Technical Information and/or Confidential Information of Maxtor as further described in Section 6.1 and (ii) parts and components for AV-HDDs developed or to be developed by Maxtor, MEI and/or MKE under a separate agreement to be entered into among the parties, are excluded from the scope of Components.

        2.2 "Confidential Information" shall have the meaning set forth in
Section 10.1.

        2.3 "Development Costs" shall mean all expenditures associated with Product development until the completion of the drawings defining the requirements and design of the Products, including testing and completion of prototypes, up to the stage that such Products can be put into mass-production by MKE in Japan or Singapore.

        2.4 "Exclusive" shall mean sole rights excluding all other parties.

        2.5 "Manufacturing Costs" shall mean all costs of the design development and construction of the manufacturing hardware for the Products, including tooling design and equipment acquisition.

        2.6 "MEI" shall mean Matsushita Electric Industrial Co., Ltd., a corporation organized under the laws of Japan, having its principal place of business at 1006, Kadoma, Osaka 571-8501 Japan.

        2.7 "Products" shall mean [ * ].

        The parties may add any other hard disk drive products to the scope of Products by mutual written consent.

        2.8 "Maxtor" shall also include any subsidiary of Maxtor listed in the Schedule or subsequently added, as provided hereinafter, or deleted by Maxtor. Maxtor may add any


* Confidential material redacted and filed separately with the Commission.

subsidiary in which it has greater than fifty percent (50%) ownership or control, provided however, if a third person or entity having an ownership interest in any such subsidiary is a competitor of Maxtor in the sale of hard disk drives to the public, then the consent of MKE shall be required prior to such subsidiary being added by Maxtor, which consent shall not be unreasonably withheld.

        2.9 "MKE" shall also include any subsidiary of MKE listed in the Schedule or subsequently added, as provided hereinafter, or deleted by MKE. MKE may add any subsidiary in which it has greater than fifty percent (50%) ownership or control, provided however, if a third person or entity having an ownership interest in any such subsidiary is a competitor of Maxtor in the sale of hard disk drives to the public, then the consent of Maxtor shall be required prior to such subsidiary being added by MKE, which consent shall not be unreasonably withheld.

        2.10 "Technical Information" shall mean all non-public information and know-how which is proprietary to Maxtor or MKE, as the case may be, related to the development and manufacturing of any Products, including all inventions, processes and discoveries known, actively used, or hereafter developed by either party with respect thereto during the term of this Agreement. Technical Information shall be mutually exchanged between the parties solely for the purpose of contributing to, or assisting with, the design, manufacturing, marketing, testing and service of the Products. No exchange of Technical Information shall be deemed to transfer, license or otherwise assign from one party to the other party any proprietary rights any party hereto may have in the Technical Information, and one party's rights to use the other party's Technical Information shall be set forth in Section 9.1 and 9.2.

3.      MARKETING RIGHTS.

        3.1 Maxtor Rights. Subject to the terms and conditions of this Agreement, Maxtor shall have the Exclusive worldwide rights to market, distribute and sell Products during the term of this Agreement. Maxtor agrees to use its best efforts to market and sell Products subject to the terms and conditions of this Agreement. [ * ].

        3.2 Marketing Decisions. Except as expressly set forth in Section 3.1 ("Maxtor Rights") above, Maxtor will have complete responsibility and authority for all decisions regarding the marketing and sale of the Products. Maxtor will evaluate and determine the distribution methods, the organization to be established, the customers to whom the Products will be sold and the strategy to be utilized. Maxtor shall further be responsible for planning and reviewing marketing opportunities. Maxtor is responsible for all costs incurred in the sale and marketing of the Products.

        3.3 Product Components. During the term of this Agreement, the parties contemplate that a number of the Components, which are integral parts of the Products, will be developed. MKE anticipates that certain Components will be useful in other products and that sales opportunities will develop for such Components. If MKE desires to market any such Components to the mutual benefit of both parties, the parties agree to enter into good faith discussions to reach agreement on MKE's marketing rights, although neither party shall be obligated to enter into any such agreement. Nothing herein shall limit MKE's ability to


* Confidential material redacted and filed separately with the Commission.




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manufacture and market parts and components for MKE Customers or third parties which do not utilize Maxtor Technical Information.

        3.4 MKE Cooperation. With the prior approval of MKE, MKE shall permit the customers of Maxtor to tour and evaluate MKE's manufacturing facilities for the Products.

4.      MANUFACTURING RIGHTS.

        4.1 MKE Rights.

                (a) Subject to the terms and conditions of this Agreement, MKE has worldwide rights to manufacture any and all Products that are determined by the parties pursuant to the provisions of Section 4.2 below during the term of this Agreement. MKE's rights shall be non-exclusive, provided, however, that Maxtor agrees to seriously consider MKE's manufacturing capacity and Product allocations as set forth in Section 4.2 below.

                (b) [ * ].

                (c) MKE shall not have the right to grant rights to manufacture or have manufactured the Products without Maxtor's written consent.

        4.2 Manufacturing Decisions.

                (a) MKE and Maxtor will agree on the manufacturing capacity plans and specific Products for MKE manufacturing at the Executive Meeting. According to the plans (capacity and Product models) agreed by the parties at the Executive Meeting, MKE will secure manufacturing capability (capital equipment and workforce). [ * ].

                (b) [ * ].

                (c) [ * ].

                (d) [ * ].

                (e) [ * ]. Except as expressly set forth in Section 3.1 ("Maxtor Rights") above, all Products manufactured by MKE will be sold to and marketed by Maxtor.

        4.3 Maxtor Manufacturing. The parties understand that the assurance of continued production of quality and low-cost Products is critical to Maxtor's business. [ * ].

        4.4 Non-Competitive Products. On a case-by-case basis, the parties will negotiate in good faith the rights and consideration to use each other's Technical Information and/or other intellectual property for non-competitive products or to work together to produce such non-competitive products. For purposes hereof, "non-competitive products" are products that would not compete with then-existing or contemplated Products as mutually agreed upon by the parties.


* Confidential material redacted and filed separately with the Commission.



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5.      DEVELOPMENT AND MANUFACTURING COSTS.

        5.1 Development Costs.

            [ * ].

        5.2 Manufacturing Costs.

            [ * ].

6.      EXCLUDED PRODUCTS; PRODUCT DEVELOPMENT.

        6.1 Excluded Products. MKE shall be free to pursue the development, manufacture and sale of any products, including but not limited to components and parts, not utilizing the Technical Information of Maxtor as is confidential pursuant to the provisions of Section 10 ("Confidentiality") hereof.

        6.2 Development. For each Product proposed by Maxtor and determined to be economically attractive for production under this Agreement, [ * ]. MKE and Maxtor will work together in selecting and locating low-cost component sources on a worldwide basis. The Product design and key Component design will be transferred by Maxtor for MKE to develop the processes and tooling to manufacture the Product. The parties recognize that the development process necessary to insure that the developed Product will be complementary with MKE's manufacturing processes, while requiring the assistance of MKE, shall be the sole responsibility of Maxtor.

        6.3 Design Convergence. [ * ].

        6.4 Development of New HDD Technology and Products. [ * ].

        6.5 Product Changes. Maxtor shall have the right to control changes to the Products provided that any changes that would materially alter the manufacturing process or cost shall require MKE's prior written consent, such consent not to be unreasonably withheld or delayed. If MKE believes that design changes to the Products are beneficial, the proposed change shall be submitted to Maxtor for approval, such approval not to be unreasonably withheld. MKE understands that after the Products are introduced into the marketplace by Maxtor that subsequent changes may affect the design of the system into which an OEM incorporated such Product. MKE agrees to notify Maxtor of any changes in the manufacturing process employed by MKE that may affect form, fit, function, or reliability of the Product. Enhancements and modifications to the Product design may be submitted from time to time by Maxtor and MKE agrees to cooperate in promptly incorporating such revised design in the manufacturing process subject to the sufficient time allowance and the changes in the price of the Products to be paid by Maxtor to MKE.


* Confidential material redacted and filed separately with the Commission.

7. COMPONENTS.

        7.1 Component Integration. After product designs are submitted to MKE, the key Components of the design will be integrated by MKE for cost-effective manufacturing to the extent the parties mutually agree. As part of the integration and cost reduction of the manufacturing process, Components may be jointly redesigned or additional Components may be developed.

        7.2 Component Purchases. MKE will negotiate with various suppliers to establish sources of supply for the Components needed to manufacture the Products. Should MKE desire to change or add vendors of Components for particular Components following initial selection for a particular Product, MKE shall notify Maxtor thereof and shall obtain Maxtor's prior written approval for any change or addition of vendors for key components.

8.      TECHNICAL COOPERATION.

        The Technical Information exchange will be an ongoing process during the term of the Agreement. Each party shall have, to the extent it is necessary for such party to perform its obligations hereunder, full access to the other's facilities and production processes for the Products and full cooperation will be provided by all parties. The parties recognize, however, that it is intended that information transfer shall be efficiently accomplished and not impede the business of any party. Maxtor agrees to make available to MKE design information (including Technical Information) relating to a Product, as it is developed by Maxtor, and to compile the Product documentation to facilitate transfer. Maxtor agrees to use reasonable commercial efforts to assist and provide technical support as reasonably necessary to enable MKE to manufacture the Products. MKE agrees to retain and create documentation for its manufacturing processes for the Products to the extent that is possible and practical. Maxtor recognizes that it may be expensive and impractical for MKE to assemble complete information relating to MKE's manufacturing processes for the Products. Maxtor shall have full access to all information relating to MKE's manufacturing processes for the Products upon reasonable request, provided that Maxtor may not use, without MKE's prior written consent, the Technical Information of MKE included in such information for any purpose including, but not limited to, for use in its own manufacturing (including subcontracting) of the Products, except as expressly provided in this Agreement. In case Maxtor desires to use Technical Information of MKE and/or purchase MKE manufacturing equipment for Maxtor's own manufacturing, both parties will negotiate the terms and conditions in good faith. Both parties recognize that continued access to the Technical Information of the other party pursuant to this Agreement is necessary for broad business planning, which includes implementing product designs and changes and assisting the other party in overcoming problems.

9.      PROPRIETARY RIGHTS.

        9.1 Existing Technology.

                (a) Ownership. The parties acknowledge and agree that all Technical Information of Maxtor existing as of the date hereof and intellectual property rights derived therefrom ("Maxtor Existing Technology") shall belong to Maxtor, and all Technical

Information of MKE existing as of the date hereof and intellectual property rights derived therefrom ("MKE Existing Technology") shall belong to MKE.

                (b) License. Subject to the terms and conditions of this Agreement and during the term of this Agreement, Maxtor hereby grants to MKE a [ * ] license to use any Maxtor Existing Technology for the design, testing or manufacture of any Product. Subject to the terms and conditions of this Agreement and during the term of this Agreement, MKE hereby grants to Maxtor a [ * ] license to use any MKE Existing Technology [ * ] for the design, testing or manufacture of any [ * ].

        9.2 Developed Technology

                (a) Product Designs.

                        (i) Ownership. MKE agrees that all rights to the Products and Product designs, including modifications and enhancements, made solely by Maxtor during the term of this Agreement and intellectual property rights derived therefrom ("Maxtor Product Design") shall remain proprietary to Maxtor or the third party from which it has been licensed.

               The parties agree that all rights to the Products and Product designs, including modifications and enhancements, made jointly by Maxtor and MKE during the term of this Agreement and intellectual property rights derived therefrom shall be jointly owned by the parties ("Jointly Owned Product Design").

               Maxtor agrees that all rights to the Products and Product designs, including modifications and enhancements, made solely by MKE during the term of this Agreement and intellectual property rights derived therefrom ("MKE Product Design") shall remain proprietary to MKE or the third party from which it has been licensed.

                        (ii) License. During the term of this Agreement, Maxtor hereby grants to MKE a [ * ] license to use any Maxtor Product Design for the design, testing or manufacture of any Products. During the term of this Agreement, MKE hereby grants to Maxtor a [ * ] license to use any MKE Product Design for design, testing or manufacture of any [ * ]. During and after the term of this Agreement, each party may freely practice the [ * ] without a notice, consent and account to the other party.

                (b) Manufacturing Processes.

                        (i) Ownership. Maxtor agrees that all rights to manufacturing processes and techniques for the production of the Products, including any modifications, alterations or revisions thereof made solely by MKE during the term of this Agreement and intellectual property rights derived therefrom ("MKE Process Technology") shall remain proprietary to MKE or the third party from which it has been licensed.



* Confidential material redacted and filed separately with the Commission.

                The parties agree that all rights to manufacturing process and techniques for the production of the Products, including any modifications and enhancements thereto, made jointly by MKE and Maxtor during the term of this Agreement and intellectual property rights derived therefrom, shall be jointly owned by the parties ("Jointly Owned Process Technology"), provided, however, that (i) any test software programs supplied by Maxtor to MKE without charge shall continue to be solely owned by Maxtor and (ii) any Technical Information, Confidential Information or intellectual property rights derived therefrom solely owned by MKE or Maxtor shall continue to be solely owned by MKE or Maxtor, as the case may be, and are expressly excluded from the definition of Jointly Owned Process Technology.

                MKE agrees that all rights to manufacturing process and techniques for the production of the Products, including any modifications and enhancements, made solely by Maxtor during the term of this Agreement and intellectual property rights derived therefrom ("Maxtor Process Technology") shall remain proprietary to Maxtor or the third party from which it has been licensed.

                (ii) License. During the term of this Agreement, MKE, upon request from Maxtor, grants to Maxtor a [ * ] license to use any MKE Process Technology that both parties agree is required for the design, testing or manufacture of any [ * ]. During the term of this Agreement, Maxtor, upon request from MKE, grants to MKE a [ * ] license to use Maxtor Process Technology, except such test software programs supplied by Maxtor to MKE without charge which shall continue to be solely owned by Maxtor, for the design, testing or manufacture of the Products. [ * ]. During and after the term of this Agreement, each party may freely practice the [ * ] without a notice, consent and account to the other party.

        9.3 Patent Protection. The parties agree to develop and diligently pursue a strategy for protecting the proprietary rights developed under this Agreement against infringement by third parties, which shall include filing patent applications in countries which the parties mutually agree. The cost of obtaining patents will be borne by Maxtor and MKE respectively. Each party shall provide assistance to the other, as requested, without charge.

        9.4 Patent Rights. If MKE desires to utilize the technology covered by a Product patent owned by Maxtor for the development of a product outside the scope of this Agreement, Maxtor and MKE agree to in good faith discuss the grant of rights to MKE.

        9.5 Trademarks. Except as set forth in the Purchase Agreement, each party shall have the right during the term of this Agreement to use trademarks and tradenames of its own selection and neither party shall have any rights to use the trademarks of the other without the other's written consent.

        9.6 Patent Contributions. The parties acknowledge that when one party makes a significant contribution of demonstrated substantial commercial value to the operations of the other party pursuant to this Section 9, they will enter into good faith discussions to determine whether the contributing party should receive compensation for such contribution. It is expressly



* Confidential material redacted and filed separately with the Commission.

understood that there is no obligation to provide any compensation to any party and the determination of any compensation, if any, shall be in the sole discretion of the party who may wish to pay such compensation.

10.     CONFIDENTIALITY.

        10.1 Confidentiality. All parties acknowledge that, in the course of performing their respective obligations, they will be receiving information which is confidential and proprietary to the disclosing party and which the disclosing party wishes to protect from public disclosure. "Confidential Information" means any information which has been or will be disclosed between the parties relating to the Technical Information and to their respective businesses, customers, products, marketing plans, financial status and the like. The parties agree that regardless of the date of termination of this Agreement, each will keep confidential any "Confidential Information" of the other party for a period commencing upon receipt thereof until [ * ] following the date of such termination and any extension hereof.

        10.2 Restrictions. Each party (i) agrees to use Confidential Information only for the purposes described in this Agreement, and not to disclose Confidential Information given to it by the other party to any person, real or legal, except as authorized in this Agreement; (ii) shall require a third party to whom disclosure of Confidential Information is authorized to sign a confidentiality agreement in form mutually acceptable to the parties; (iii) shall exercise the same degree of care to safeguard the confidentiality of such Confidential Information as it would exercise in protecting the confidentiality of similar property of its own; and (iv) agrees to use its diligent efforts to prevent inadvertent or unauthorized disclosure, publication or dissemination of any Confidential Information. The obligations to avoid publication or dissemination of Confidential Information will not apply to any information which a party can show:

                (a) is already in the possession of such party;

                (b) is or becomes publicly available without breach of this Agreement by such party or through ordinary marketing or sale of the Products;

                (c) is rightfully received by such party from a third party not known (whether at the time of receipt or dissemination of such information) to be under an obligation of confidence to the other party with respect thereto;

                (d) is released for disclosure by the other party with its written consent;

                (e) is disclosed pursuant to the requirement of a governmental agency or operation of law, provided that such party is obligated to use its best efforts to prevent disclosure or seek confidential treatment as requested by a party under such circumstances; or

                (f) is independently developed by such party.



* Confidential material redacted and filed separately with the Commission.

11.     PATENT INDEMNIFICATION.

        Maxtor will defend any action brought against MKE based on a claim that a Product manufactured by MKE and any Components, software/firmware and Product interface designed and/or supplied by Maxtor infringes any trade secret, copyright, patent or any other intellectual property rights. Maxtor will indemnify and hold MKE harmless and Maxtor agrees to defend any action brought against MKE and hold MKE harmless from any and all damages, liabilities, costs and expenses, including reasonable attorneys' fees and cost of investigation, arising as a result of infringement or a claim of infringement covered by this Section. If promptly notified in writing of any action or suit or threats thereof brought against MKE based on a claim that the Product supplied hereunder, including any Components, software/firmware and Product interface designed and/or supplied by Maxtor, infringes any patent, trade secret, copyright, or any other intellectual property rights, Maxtor shall defend such action or suit at its own expense, by reputable counsel selected by Maxtor and reasonably acceptable to MKE and shall pay any and all fees, costs and damages that may be awarded in such action or in settlement thereof. MKE shall provide Maxtor information and assistance reasonably required to defend and/or settle such action or suit or threats thereof. Settlement shall be at the option of Maxtor; provided that no settlement shall require MKE to take or refrain from taking any action or give or accept any property or forgive or forbear any right of action; and provided further that Maxtor shall not effect any settlement that does not provide for the full and unconditional release of all applicable claims against MKE without MKE's prior written consent. In the event that a charge of infringement of a patent, trade secret or copyright is made or a final injunction is obtained against MKE prohibiting the supply of the Products to Maxtor hereunder or any part thereof, by reason of such infringement, Maxtor shall have the right, after consulting with MKE and upon written notice to MKE, to either (A) at its expense, procure for MKE the right to continue supplying the Product or replace or modify the Product, or (B) modify the Product so that it is non-infringing so long as such modification does not affect the Product's functioning, or (C) direct MKE to dispose of MKE's inventory of such Product at Maxtor's expense. In case of (B) above, Maxtor shall be liable to MKE for, and MKE shall be entitled to recover from Maxtor, all of the following costs and expenses in the event of any such change of the Product design:

                (a) MKE's inventory of certain components and/or parts useful only in the Product before such change of the Product design;

                (b) Working and processing costs and expenses actually incurred by MKE prior to notice of such change of the Product design for the finished and/or unfinished Product;

                (c) Working and processing costs and expenses actually incurred for disassembling the finished and/or unfinished Product in MKE's inventory at the time of notice of such change of the Product design, if and to the extent such disassembling is required to mitigate the costs and expenses due to such change of the Product design.

        In case of (C) above, this Agreement shall be terminated with respect to the affected Product. If any Product is so disposed of by MKE in line with Maxtor's discretion, MKE shall not be liable for the result thereof and Maxtor shall pay to MKE the original purchase price for such Product in addition to the expense incurred by MKE in such disposal of the Products.

        Notwithstanding anything in this Section 11 to the contrary, Maxtor shall have no liability for any claim of patent, trade secret, or copyright infringement, if the alleged infringement arises from (A) changes and modifications to the Products by MKE other than those provided in the Purchase Agreement; or (B) the manufacturing process by which the Product is manufactured unless the product design provided by Maxtor requires the manufacturing process or the manufacturing process which is the subject of such claim is originated with Maxtor and has been performed by MKE in compliance with Maxtor engineering drawings.

        MKE shall defend such action or suit at its expense, by reputable counsel selected by MKE and reasonably acceptable to Maxtor and shall pay any and all fees, costs or damages that may be awarded in such action or in settlement thereof, provided Maxtor gives MKE full information and assistance to defend and/or settle such action or suit or threats thereof. Settlement shall be at the option of MKE. In the event that a charge of infringement of a patent, trade secret or copyright is made or a final injunction is obtained against Maxtor prohibiting usage of the Product purchased hereunder or any part thereof, by reason of such infringement, MKE shall have the right, upon written notice to Maxtor, to either (A) at its expense, procure for Maxtor the right to continue using the Product or replace or modify the Product, or (B) modify the manufacturing process for the Product so that it is non-infringing so long as such modification does not affect the Product's functioning, or (C) direct Maxtor to return such Product to MKE at MKE's expense. In case of (C) above this Agreement shall be terminated with respect to the affected Product. If any Product is so returned to MKE, MKE shall not be liable for the result thereof except that if MKE has been paid for the Products by Maxtor, MKE shall pay to Maxtor the original purchase price for such Product which does not contain any part originated with Maxtor's request and involving possible infringement upon the patent, trade secret or copyright in question.

        It is agreed by the parties that MKE shall not be liable for, and Maxtor shall indemnify MKE from, any and all claims of patent, trade secret, copyright or any other proprietary right infringement arising from or in relation to the Products manufactured by Maxtor or for Maxtor by a party other than MKE (subject to the Section 4.1 (b) and 4.3).

12.            PURCHASE AGREEMENT.

        12.1 Purpose. This Agreement is intended to set forth the general framework of the relationship of the parties, including the roles and rights of each party. The specific terms of the business relationship between MKE and Maxtor relating to the manufacture, purchase and sale of the Products are set forth in a separate Purchase Agreement entered into by and between the parties hereto of even date herewith, including any amendments thereof.

13.            TERM AND TERMINATION.

        13.1 Term. This Agreement shall be effective on the first date set forth above and shall continue until December 31, [ * ], unless earlier terminated pursuant to this Section 12. Upon its scheduled expiration this Agreement shall be renewed automatically for one additional term of [ * ] years; provided, however, that either party may elect not to renew this


* Confidential material redacted and filed separately with the Commission.

Agreement by giving no less than sixty (60) days written notice to the other party prior to the expiration date of its intention not to renew this Agreement. The date upon which the Agreement expires in accordance with the provisions set forth in this Section 12.1 or in accordance with the provisions of Section 13.2 ("Interim Review Prior to Scheduled Termination") shall be referred to as the "Expiration Date."

        13.2 Interim Review Prior to Scheduled Termination. At any time after December 31, [ * ], either party may request a review of and propose changes to this Agreement (the "Request"). The parties shall promptly commence such review and negotiate in good faith with respect to the proposed changes. If agreement with respect to such changes is not reached within [ * ] months from the date of the Request, either party may upon written notice to the other party, delivered within thirty (30) days after the end of such [ * ] month review period, terminate this Agreement [ * ].

        13.3 Termination. This Agreement may be terminated prior to its expiration for the reasons described below in paragraph (a) (an "Event of Default"), paragraph (b) (an "Event of Bankruptcy") or paragraph (c) (a "Change of Control"). Termination shall become effective following an Event of Default or a Change of Control only after the party seeking to terminate has complied with the notice requirements and/or time periods set forth in paragraph (a) below or Section 15.13, respectively. Termination may occur following an Event of Bankruptcy upon notice from the party entitled to terminate to the other party. In all cases, the date of notice of termination of this Agreement (i.e., after the expiration of any required time periods) shall be referred to as the "Termination Notice Date." [ * ].

                (a) The material default by one party on a material obligation of such party under this Agreement or the Purchase Agreement shall entitle the party not in default to give the party in default written notice describing such default and requiring the party in default to remedy such default. If such default is not fully remedied within sixty (60) days after the date of such notice, the party not in default shall be entitled to terminate this Agreement immediately.

                (b) Either party may terminate this Agreement at any time upon or after the filing of an order for relief in respect of any petition against the other party filed under Title 11 of the United States Code, or the entry of a decree or order by a court having competent jurisdiction in respect of any petition filed or action taken against the other party looking to reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future federal or state statute, law or regulation, resulting in the appointment of a receiver, liquidator, custodian, assignor, trustee, sequestrator or other similar official of the other party or of any substantial part of its property, or resulting in the winding-up or liquidation of its affairs, in the case of any involuntary filing or petition, and the continuation of any decree or order is unstayed and in effect for a period of sixty (60) consecutive days; or at any time upon or after the filing of a petition for relief under Title 11 of the United States Code by the other party or the consent, acquiescence or taking of any action by the other party in support of a petition filed by or against it looking to reorganization arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any other present or future federal or state statute, law or regulation, or the appointment, with the consent of the other party, of any


* Confidential material redacted and filed separately with the Commission.

receiver, liquidator, custodian, assignor, trustee, sequestrator or other similar official of the other party or of any substantial part of its property, or the making by it of an assignment for the general benefit of all creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the other party in furtherance of any such action.

                (c) Either party may terminate this Agreement upon the occurrence of a change in control of the other party in accordance with Section
15.13 ("Changes in Control").

        13.4 Rights Upon Termination.

                (a) In the event of any termination of this Agreement under
Article 13, Articles 2, 10, 11, 14, 15 and 16, and Sections 9.1, 9.2, 9.3 and
13.4 shall survive. Any termination of this Agreement shall only be effective upon completion of the Wind Down Period.

                (b) In addition, in the event of any valid termination of this Agreement by MKE under Section 13.3 ("Termination") due to a material breach by Maxtor, MKE shall be entitled to such remedies as may be awarded in arbitration pursuant to Section 14 ("Arbitration").

                (c) In addition, in the event of any valid termination of this Agreement by Maxtor under Section 13.3 due to a material breach by MKE, Maxtor shall be entitled to such rights as set forth in Section 4.3 ("Maxtor Manufacturing") and such other remedies as may be awarded by arbitration pursuant to Section 14 ("Arbitration").

                (d) This Section sets forth the sole remedy of a party in the event of a material breach of this Agreement by the other party.

                (e) Following termination or expiration of the Agreement, amounts due and owing prior to termination or expiration of this Agreement shall still be due and payable to the party owed such payment in accordance with the terms and conditions of this Agreement.

14.            ARBITRATION.

        This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, excluding its conflict of law provisions. This Agreement is prepared and executed in the English language only and any translation of this Agreement into any other language shall have no effect. All disputes, controversy or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof, shall be settled by arbitration in accordance with the International Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Geneva, Switzerland. The language of the arbitration shall be English. The award rendered by the arbitrator shall include costs of the arbitration, reasonable attorneys' fees and reasonable costs for experts and other witnesses. Judgment on the award may be entered in any court having jurisdiction. The parties agree that the arbitrator shall have the authority to issue interim orders for provisional relief, including, but not limited to, orders for injunctive relief, attachment or other provisional remedy, as necessary to protect either party's name, proprietary information, trade secrets, know-how or any other proprietary right. The parties agree that any interim order of the arbitrator for any injunctive or other preliminary relief shall be enforceable in any court of competent jurisdiction. In addition, either party shall be free to seek provisional relief from any court of competent jurisdiction, in order to protect that party's name or proprietary rights, prior to or after the arbitration procedure set forth in this Section.

        Anything in this Agreement to the contrary notwithstanding, in no event shall the failure to agree upon the prices of the Products and the minimum quantities be subject to arbitration.

15.     GOVERNMENTAL CONSENTS.

        15.1 U.S. Requirements. MKE recognizes that the transfer of technology from Maxtor is subject to compliance with United States export laws. Maxtor agrees to use its best efforts to promptly obtain necessary consents for the export of technology under this Agreement.

        15.2 Japan Requirements. Maxtor recognizes that the transfer of technology from MKE is subject to compliance with Japanese export laws. MKE agrees to use its best efforts to promptly obtain necessary consents for the export of technology under this Agreement.

        15.3 Visas. During the term of this Agreement, both parties agree to assist the other to obtain visas necessary to permit the exchange of personnel.

        15.4 Compliance with Laws. All parties agree during the term of this Agreement to comply with all applicable laws of any country or government authority including, but not limited to Foreign Exchange and Foreign Trade Act and Export Trade Control Order of Japan and administrative guidance prohibiting use of products or technology for design or manufacture of nuclear weapons, chemical weapons, biological weapons or missiles, or Export Administration Regulations of the United States. The parties recognize and agree that products and technology delivered or transferred from one party to the other party may be subject to restrictions on export or re-export imposed by the United States Department of Commerce or the Ministry of Economy, Trade and Industry of Japan.

16.     MISCELLANEOUS.

        16.1 Nonassignability. Except as specifically permitted by this Agreement, neither party may assign, transfer or sublicense any of the rights or obligations arising under this Agreement (including any affiliate or subsidiary of a party) other than to a successor to its entire business by reason of merger or sale of assets provided that the other party first receives written notice of any such proposed merger or sale of assets and the intended successor in interest of such proposed merger or sale of assets pursuant to such transaction acknowledges in writing to be bound by the terms and conditions of this Agreement, without the prior written consent of the other party, and any attempted assignment without such consent shall be void and without effect.

        16.2 Failure to Enforce. The failure of either party to enforce at any time or for any period of time the provisions of this Agreement shall not be construed to be a waiver of such provisions or of the right of such party to enforce each and every such provision.

        16.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America, excluding its conflict of law provisions.

        16.4 Severability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions of this Agreement shall remain in full force and effect.

        16.5 Notices. Any notice which any party desires or is obligated to give to the other shall be given in writing and sent to the appropriate address shown below or to such other address as the party to receive the notice may have last designated in writing in the manner herein provided. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effective (i) if personally delivered, at the time delivered by hand, (ii) if delivered by facsimile transmission, upon confirmation of transmission, (iii) if by courier, on the business day such courier guarantees delivery, and (iv) if delivered by U.S. Mail, seven (7) business days after deposit in the U.S. mail, postage prepaid, all properly addressed as follows:

                          Maxtor Corporation
                          500 McCarthy Blvd
                          Milpitas, CA 95035
                          Attention: Chief Executive Officer
                          Copy to: General Counsel

                          facsimile: (303) 678-3111

                          Matsushita Kotobuki Electronics
                          Industries, Ltd.
                          8-1 Furujin-Machi
                          Takamatsu-City, Kagawa 760 - 0025, Japan
                          Attention: President
                          facsimile: 011-81-(878) 511047

        16.6 Entire Agreement. Except for the Purchase Agreement, this Agreement and any attachments or exhibits hereto constitute the entire agreement among the parties pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties are expressly canceled. Any modifications of this Agreement must be in writing and signed by duly authorized officers of all parties.

        16.7 Force Majeure. In the event of any delay in performance or failure of performance of obligations under this Agreement by either party due to any causes arising from acts of God, war, mobilization, riot, strike, fire, earthquake, flood, embargo, delay of carrier, power failure or attributable to acts, events or omissions beyond the reasonable control of the party concerned, such delay or failure of performance shall not be deemed a default and the party so delayed or prevented shall be under no liability for loss or injury suffered by the other party. Nothing in this paragraph shall affect the right of either party to terminate this Agreement as otherwise provided herein.

        16.8 Limitation of Liability. IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL ANY PARTY UNDER THIS AGREEMENT BE LIABLE FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFITS OF THE OTHER PARTY OR PARTIES OR ANY EXPENDITURES, COSTS OR INVESTMENTS MADE OR INSURED BY THE OTHER PARTY OR PARTIES AS PROVIDED HEREIN.

        16.9 MEI. Maxtor acknowledges that MKE is a subsidiary of MEI which is a manufacturer of products which may be competitive with the Products and that MEI and its subsidiaries other than MKE may now have or will have under development products which are competitive with the Products.

        16.10 Binding. This Agreement is not binding upon MEI, its subsidiaries, and their respective affiliates other than MKE and nothing herein shall be construed as a limitation upon the rights of MEI and its subsidiaries other than MKE to sell any products to any customers or potential customers therefor anywhere in the world, but nothing herein contained shall authorize the disclosure of Maxtor's Technical Information to MEI and its subsidiaries other than MKE.

        16.11 Agency. This Agreement does not create a principal to agent, employer to employee partnership, joint venture, or any other relationship except that of independent contractors between Maxtor and MKE.

        16.12 Headings. Headings to Paragraphs and Sections of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

        16.13 Changes in Control. Prior to the occurrence of a change of control of either Maxtor or MKE, i.e., a person or entity acquires more than fifty percent (50%) of the voting control of either Maxtor or MKE, the party likely to undergo such change of control will notify the other party and the parties will discuss the likely effect. [ * ].

        16.14 Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by one party to the other with respect to the Products or the Technical Information are, and shall otherwise be deemed to be, for the purposes of Section 365(n) of the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(56) of the Bankruptcy Code; provided it abides by the terms of this Agreement. The parties further agree that, in the event that any proceeding shall be instituted by or against a party seeking to adjudicate it bankrupt or insolvent


* Confidential material redacted and filed separately with the Commission.

or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy of insolvency or reorganization or relief of debtors, or seeking an entry or an order for relief of debtors, or seeking an entry or an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or such party shall take any action to authorize any of the foregoing actions (each a "Proceeding"), the other party shall have the right to retain and enforce its rights under this Agreement including, but not limited to the following rights, provided it abides by the terms of this Agreement: (i) the right to continue to use the Technical Information, all documentation and other supporting materials related thereto and manufacture and sell Products and all versions and derivatives thereof; and
(ii) the right to complete access to, as appropriate, all Technical Information and Products and all embodiments of such to be provided under this Agreement, including documentation therefor, and the same, if not already in the non-bankrupt party's possession, shall be promptly delivered to such party: (a) upon any such commencement of a Proceeding upon written request therefor by such party, unless the bankrupt party elects to continue to perform all of its obligations under his Agreement; or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the bankrupt party upon written request therefor by the non-bankrupt party.

        IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. Notwithstanding such execution, this Agreement shall become effective only after obtaining required approval of the government of Japan.


                                         MAXTOR CORPORATION


                                         By: /s/ Michael R. Cannon
                                            -----------------------------------
                                                Name: Mr. Michael R. Cannon
                                                Title: President and CEO


                                         MATSUSHITA KOTOBUKI
                                         ELECTRONICS INDUSTRIES, LTD.


                                         By: /s/ Tomiyasu Chiba
                                            -----------------------------------
                                                Name: Mr. Tomiyasu Chiba
                                                Title: President

                                  SCHEDULE 2.8


LIST OF SUBSIDIARIES OF MAXTOR


Maxtor Asia Pacific Limited                      Hong Kong
Maxtor Disc Drives Pty Limited                   Australia
Maxtor Europe GmbH                               Germany
Maxtor Europe Limited                            United Kingdom
Maxtor International Sarl (2)                    Switzerland
Maxtor Europe SARL                               France
Maxtor Japan Limited                             Japan
Maxtor Korea Limited                             Republic of Korea
Maxtor Ireland Limited                           Ireland
Maxtor Peripherals (S) Pte. Limited              Singapore
Maxtor Sales Private Limited                     Singapore
Maxtor Receivables Corporation                   California
Maxtor Thailand Limited                          Thailand
Maxtor Malaysia Sdn Bhd                          Malaysia
Maxtor Sub                                       Bermuda
Maxtor Sub                                       Gibraltar
Maxtor Sub                                       Luxemburg
Maxtor Realty Corporation                        California

                                  SCHEDULE 2.9



LIST OF SUBSIDIARIES OF MKE



1. Matsushita Kotobuki Electronics Industries Singapore Pte. Ltd. (Singapore)

2. PT. Matsushita Kotobuki Electronics Peripherals Indonesia (Indonesia)

3. Matsushita Kotobuki Electronics Peripherals of America Inc. (USA)